Exhibit 10.2
SFSB, INC.
2005 RECOGNITION AND RETENTION PLAN
1. Establishment of the Plan
     SFSB, Inc. hereby establishes the SFSB, Inc. 2005 Recognition and Retention Plan (the “Plan”) upon the terms and conditions hereinafter stated in the Plan.
2. Purpose of the Plan
     The purpose of the Plan is to advance the interests of the Company and its stockholders by providing Key Employees and Outside Directors of the Company and its Affiliates, including Slavie Federal Savings Bank, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with compensation for their contributions to the Company and its Affiliates and an additional incentive to perform in a superior manner, as well as to attract people of experience and ability.
3. Definitions
     The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural:
     “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company or the Bank, as such terms are defined in Section 424(e) and (f), respectively, of the Code, or a successor to a parent corporation or subsidiary corporation.
     “Award” means the grant by the Committee of Restricted Stock, as provided in the Plan.
     “Bank” means Slavie Federal Savings Bank, or a successor corporation.
     “Beneficiary” means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient’s death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient’s surviving spouse, if any, or if none, his estate.

     “Board” or “Board of Directors” means the Board of Directors of the Company or an Affiliate, as applicable. For purposes of Section 4 of the Plan, “Board” shall refer solely to the Board of the Company.
     “Cause” means personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Company or an Affiliate.
     “Change in Control” means a transaction:
     (i) that would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or
     (ii) that results in a Change in Control of the Bank or the Company within the meaning of the Home Owners’ Loan Act, as amended (“HOLA”), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or
     (i) in which:
(a)	any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company’s outstanding securities except for any securities purchased by the Bank’s employee stock ownership plan or trust; or

(b)	individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or

(c)	a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or

(d)	a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or

(e)	a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.
     Notwithstanding anything in this subsection to the contrary, a change in control shall not be deemed to have occurred in the event of a conversion of the Company’s or the Bank’s mutual holding company to stock form, or in connection with any reorganization used to effect such a conversion or other similar transaction.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means a Committee of the Board consisting of either (i) at least two Non-Employee Directors of the Company, or (ii) the entire Board of the Company.
     “Common Stock” means shares of the common stock of the Company, par value $.01 per share.
     “Company” means SFSB, Inc. the stock holding company of the Bank, or a successor corporation.
“Continuous Service” means employment as a Key Employee and/or service as an Outside Director without any interruption or termination of such employment and/or service with the Company, the Bank or an Affiliate. Continuous Service shall also mean a continuation as a member of the Board of Directors following a cessation of employment as a Key Employee. In the case of a Key Employee, employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company, the Bank or their affiliates, or in the case of transfers between the Company, the Bank or their affiliates.
“Director” means a member of the Board.
     “Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him, or of a Director to serve as such. Additionally, in the case of an employee, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of such employee’s lifetime.
     “Effective Date” means the date of approval of the Plan by the Company’s stockholders.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Key Employee” means any person who is currently employed by the Company or an Affiliate who is chosen by the Committee to participate in the Plan.
     “Non-Employee Director” means, for purposes of the Plan, a Director who (a) satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) of the Securities Exchange Act of 1934, as amended, and (ii) if considered appropriate by the Board, such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162 of the Code.
     “Normal Retirement” means for a Key Employee, retirement at the normal or early retirement date set forth in the Bank’s Employee Stock Ownership Plan, or any successor plan. Normal Retirement for an Outside Director means a cessation of service on the Board of Directors for any reason other than removal for Cause, after reaching 65 years of age and maintaining at least 10 years of Continuous Service.
     “Outside Director” means a Director of the Company or an Affiliate who is not an employee of the Company or an Affiliate.
     “Recipient” means a Key Employee or Outside Director of the Company or its Affiliates who receives or has received an Award under the Plan.
     “Restricted Period” means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 6 with respect to Restricted Stock awarded under the Plan.
     “Restricted Stock” means shares of Common Stock that have been contingently awarded to a Recipient by the Committee subject to the restrictions referred to in Section 6, so long as such restrictions are in effect.
4.	Administration of the Plan.
     4.1 Role of the Committee. The Plan shall be administered and interpreted by the Committee, which shall have all of the powers allocated to it in the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year.

     4.2 Plan Administration Restrictions. All transactions involving a grant, award or other acquisition from the Company shall:
(a)	be approved by the Company’s full Board or by the Committee; or

(b)	be approved, or ratified, in compliance with Section 14 of the Exchange Act (if applicable), by either the affirmative vote of the holders of a majority of the shares present, or represented and entitled to vote at a meeting duly held in accordance with the laws under which the Company is incorporated or the written consent of the holders of a majority of the securities of the issuer entitled to vote provided that such ratification occurs no later than the date of the next annual meeting of shareholders; or

(c)	result in the acquisition of Common Stock that is held by the Recipient for a period of six months following the date of such acquisition.
     4.3 Limitation on Liability. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Bank or the Company shall indemnify such member against expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Bank and the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
5.	Eligibility; Awards
     5.1 Eligibility. Key Employees and Outside Directors are eligible to receive Awards.
     5.2 Awards to Key Employees and Outside Directors. The Committee may determine which of the Key Employees and Outside Directors referenced in Section 5.1 will be granted Awards and the number of shares covered by each Award; provided, however, that in no event shall any Awards be made that will violate the Bank’s Charter and Bylaws, the Company’s Charter and Bylaws, or any applicable federal or state law or regulation. Shares of Restricted Stock that are awarded by the Committee shall, on the date of the Award, be registered in the name of the Recipient and transferred to the Recipient, in accordance with the terms and conditions established under the Plan. The aggregate number of shares that shall be issued under the Plan is 58,322. Awards issued under the Plan may be issued by the Company from authorized but unissued shares, treasury shares or acquired by the Company in open market purchases.
     In the event Restricted Stock is forfeited for any reason, the Committee, from time to time, may determine which of the Key Employees and Outside Directors will be granted additional Awards to be awarded from forfeited Restricted Stock.
     In selecting those Key Employees and Outside Directors to whom Awards will be granted and the amount of Restricted Stock covered by such Awards, the Committee shall consider such factors as it deems relevant, which factors may include, among others, the position and responsibilities of the Key Employees and Outside Directors, the length and value of their services to the Company and its Affiliates, the compensation paid to the Key Employees or fees paid to the Outside Directors, and the Committee may request the written recommendation of the Chief Executive Officer and other senior executive officers of the Bank, the Company and its Affiliates or the recommendation of the full Board.
     No Restricted Stock shall be earned unless the Recipient maintains Continuous Service with the Company or an Affiliate until the restrictions lapse.
     5.3 Manner of Award. As promptly as practicable after a determination is made pursuant to Section 5.2 to grant an Award, the Committee shall notify the Recipient in writing of the grant of the Award, the number of shares of Restricted Stock covered by the Award, and the terms upon which the Restricted Stock subject to the Award may be earned. Upon notification of an Award of Restricted Stock, the Recipient shall execute and return to the Company a restricted stock agreement (the “Restricted Stock Agreement”) setting forth the terms and conditions under which the Recipient shall earn the Restricted Stock, together with a stock power or stock powers endorsed in blank. Thereafter, the Recipient’s Restricted Stock and stock power shall be deposited with an escrow agent specified by the Company (“Escrow Agent”) who shall hold such Restricted Stock under the terms and conditions set forth in the Restricted Stock Agreement. Each certificate in respect of shares of Restricted Stock Awarded under the Plan shall be registered in the name of the Recipient.
     5.4 Treatment of Forfeited Shares. In the event shares of Restricted Stock are forfeited by a Recipient, such shares shall be returned to the Company and shall be held and accounted for pursuant to the terms of the Plan until such time as the Restricted Stock is re-awarded to another Recipient, in accordance with the terms of the Plan and the applicable state and federal laws, rules and regulations.

6.	Terms and Conditions of Restricted Stock
     The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock to Key Employees and Outside Directors and, in addition to the terms and conditions contained in Sections 6.1 through 6.8, to provide such other terms and conditions (which need not be identical among Recipients) in respect of such Awards, and the vesting thereof, as the Committee shall determine.
     6.1 General Rules. At the time of an Award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which (as the Committee shall determine and provide for in the agreement referred to in Section 5.3), the Shares awarded as Restricted Stock shall vest. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to a Restricted Stock Award, or to remove any or all of such restrictions. Subject to any such other terms and conditions as the Committee shall provide with respect to Awards, shares of Restricted Stock may not be sold, assigned, transferred (within the meaning of Code Section 83), pledged or otherwise encumbered by the Recipient, except as hereinafter provided, during the Restricted Period.
     6.2 Continuous Service; Forfeiture. Except as provided in Section 6.3, if a Recipient ceases to maintain Continuous Service for any reason (other than death, Disability, Change in Control or Normal Retirement), unless the Committee shall otherwise determine, all shares of Restricted Stock theretofore awarded to such Recipient and which at the time of such termination of Continuous Service are subject to the restrictions imposed by Section 6.1 shall upon such termination of Continuous Service be forfeited. Any stock dividends or declared but unpaid cash dividends attributable to such shares of Restricted Stock shall also be forfeited.
     6.3 Exception for Termination Due to Death, Disability, Normal Retirement or following a Change in Control. Notwithstanding the general rule contained in Section 6.1, Restricted Stock awarded to a Recipient whose employment with, or service on, the Board of the Company or an Affiliate terminates due to death, Disability, Normal Retirement or following a Change in Control shall be deemed earned as of the Recipient’s last day of employment with the Company or an Affiliate, or last day of service on the Board of the Company or an Affiliate; provided that Restricted Stock awarded to a Key Employee who at any time also serves as a Director, shall not be deemed earned until both employment and service as a Director have been terminated.
     6.4 Revocation for Cause. Notwithstanding anything hereinafter to the contrary, the Board may by resolution immediately revoke, rescind and terminate any Award, or portion thereof, previously awarded under the Plan, to the extent Restricted Stock has not been redelivered by the Escrow Agent to the Recipient, whether or not yet earned, in the case of a Key Employee whose employment is terminated by the Company or an Affiliate or an Outside Director whose service is terminated by the Company or an Affiliate for Cause or who is discovered after termination of employment or service on the Board to have engaged in conduct that would have justified termination for Cause.

     6.5 Restricted Stock Legend. Each certificate in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Recipient and deposited by the Recipient, together with a stock power endorsed in blank, with the Escrow Agent and shall bear the following (or a similar) legend:
     “The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the SFSB, Inc. 2005 Recognition and Retention Plan. Copies of such Plan are on file in the offices of the Secretary of SFSB, Inc. 1614 Churchville Road, Bel Air, Maryland 21015.”
     6.6 Payment of Dividends and Return of Capital. After an Award has been granted but before such Award has been earned, the Recipient shall receive any cash dividends paid with respect to such shares, or shall share in any pro-rata return of capital to all shareholders with respect to the Common Stock. Stock dividends declared by the Company and paid on Awards that have not yet been earned shall be subject to the same restrictions as the Restricted Stock and the certificate(s) or other instruments representing or evidencing such shares shall be legended in the manner provided in Section 6.5 and shall be delivered to the Escrow Agent for distribution to the Recipient when the Restricted Stock upon which such dividends were paid are earned. Unless the Recipient has made a election under Section 83(b) of the Code, cash dividends or other amounts so paid on shares that have not yet been earned by the Recipient shall be treated as compensation income to the Recipient when paid. If dividends are paid with respect to shares of Restricted Stock under the Plan that have been forfeited and returned to the Company or to a trust established to hold issued and unawarded or forfeited shares, the Committee can determine to award such dividends to any Recipient or Recipients under the Plan, to any other employee or director of the Company or the Bank, or can return such dividends to the Company.
     6.7 Voting of Restricted Shares. After an Award has been granted, the Recipient as conditional owner of the Restricted Stock shall have the right to vote such shares.
     6.8 Delivery of Earned Shares. At the expiration of the restrictions imposed by Section 6.1, the Escrow Agent shall redeliver to the Recipient (or where the relevant provision of Section 6.3 applies in the case of a deceased Recipient, to his Beneficiary) the certificate(s) and any remaining stock power deposited with it pursuant to Section 5.3 and the shares represented by such certificate(s) shall be free of the restrictions referred to Section 6.1.
7.	Adjustments Upon Changes in Capitalization
     In the event of any change in the outstanding shares subsequent to the Effective Date by reason of any reorganization, recapitalization, stock split, stock dividend,

combination or exchange of shares, or any merger, consolidation or any change in the corporate structure or shares of the Company, without receipt or payment of consideration by the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Recipient with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Escrow Agent in the manner provided in Section 6.5.
8.	Assignments and Transfers
     No Award nor any right or interest of a Recipient under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred (within the meaning of Code Section 83) except, in the event of the death of a Recipient, by will or the laws of descent and distribution until such Award is earned.
9.	Key Employee Rights Under the Plan
     No Key Employee shall have a right to be selected as a Recipient nor, having been so selected, to be selected again as a Recipient and no Key Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any Key Employee any right to be retained in the employ of the Company or any Affiliate.
10.	Outside Director Rights Under the Plan
     Neither the Plan nor any action taken thereunder shall be construed as giving any Outside Director any right to be retained in the service of the Company or any Affiliate.
11.	Withholding Tax
     Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time that an election is made by the Recipient under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Bank or the Company shall have the right to require the Recipient or other person receiving such shares to pay the Bank or the Company the amount of any taxes that the Bank or the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the minimum amount of tax required to be withheld by an governmental authority. The Bank or the Company shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Bank or the Company is required to withhold with respect to such dividend payments.

12.	Amendment or Termination
     The Board of the Company may at any time, and from time to time, terminate, modify or amend the Plan in any respect, or modify or amend an Award received by Key Employees and/or Outside Directors; provided, however, that no such termination, modification or amendment, shall impair the rights of any Recipient, without his consent, in any Award theretofore made pursuant to the Plan. Notwithstanding anything to the contrary contained in the Plan, the Board may not amend or modify the Plan without stockholder approval where such approval is required by applicable law or by the rules of any securities exchange or quotation system (e.g., Nasdaq) on which the Common Stock is listed or traded. Furthermore, notwithstanding anything to the contrary contained in the Plan, the Board or the Committee may not amend or modify any Award if such amendment or modification would require the approval of the stockholders if the amendment or modification were made to the Plan.
13.	Effective Date of the Plan
     The Plan shall become effective on the date of approval of the Plan by the Company’s stockholders.
14.	Termination of the Plan
     The Plan shall continue in effect until the earlier of (i) ten years from the Effective Date unless sooner terminated under Section 12 hereof, or (ii) the date on which all shares of Common Stock available for award hereunder have vested in the Recipients of such Awards.
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     IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officers, as of the ___day of ___, 2005.
Date Approved by Shareholders:
Effective Date:

ATTEST:	SFSB, INC.

Secretary	President and Chief Executive Officer